Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

GameStop Corp.
Grapevine, Texas

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 No. 333-128960 and 333-133171, on Forms S-4 No. 333-133562 and 333-125161 and on Forms S-8 No. 333-82652 and 333-126154 of GameStop Corp. of our reports dated April 2, 2007, relating to the consolidated financial statements and financial statement schedule and the effectiveness of GameStop Corp.’s internal control over financial reporting, which appear in this Form 10-K.

/s/  BDO SEIDMAN, LLP
BDO SEIDMAN, LLP

Dallas, Texas
April 2, 2007